Exhibit 99.1

Endurance International Group Reports 2018 Second Quarter Results

•	GAAP revenue of $287.8 million

•	Net loss of $2.0 million

•	Adjusted EBITDA of $85.0 million

•	Cash flow from operations of $29.9 million

•	Free cash flow of $20.1 million

•	Total subscribers on platform were approximately 4.918 million at June 30, 2018

BURLINGTON, MA (July 26, 2018) — Endurance International Group Holdings, Inc. (NASDAQ: EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today reported financial results for its second quarter ended June 30, 2018.

“We are pleased with our year to date results, and the team remains focused on executing our 2018 integrated operating plan,” commented Jeffrey H. Fox, president and chief executive officer of Endurance International Group. “Our second quarter results reflect our focus on meeting our financial and operating goals while simplifying our business and investing to deliver increased value to our customers.”

Second Quarter 2018 Financial Highlights

•	Revenue for the second quarter of 2018 was $287.8 million, a decrease of 2 percent compared to $292.3 million for the second quarter of 2017.

•	Net loss for the second quarter of 2018 was $2.0 million compared to net loss of $35.4 million for the second quarter of 2017.

•	Net loss attributable to Endurance International Group Holdings, Inc. for the second quarter of 2018 was $2.0 million, or $(0.01) per diluted share, compared to net loss of $39.1 million, or $(0.29) per diluted share, for the second quarter of 2017.

•	Adjusted EBITDA for the second quarter of 2018 was $85.0 million, an increase of 3 percent compared to $82.5 million for the second quarter of 2017.

•	Cash flow from operations for the second quarter of 2018 was $29.9 million, a decrease of 39 percent compared to $48.7 million for the second quarter of 2017.

•	Free cash flow, defined as cash flow from operations less capital expenditures and capital lease obligations, for the second quarter of 2018 was $20.1 million, a decrease of 45 percent compared to $36.8 million for the second quarter of 2017.

Second Quarter Operating Highlights

•	Total subscribers on platform at June 30, 2018 were approximately 4.918 million, compared to approximately 5.217 million subscribers at June 30, 2017 and approximately 5.011 million subscribers at March 31, 2018. See “Total Subscribers” below.

•	Average revenue per subscriber, or ARPS, for the second quarter of 2018 was $19.32, compared to $18.52 for the second quarter of 2017 and $19.30 for the first quarter of 2018. See “Average Revenue Per Subscriber” below.

Fiscal 2018 Guidance

As of the date of this release, July 26, 2018, for the full year ending December 31, 2018, the company expects:

	2017 Actual as Reported	Guidance (as of July 26, 2018)
GAAP revenue	$1.177 billion	$1.140 to $1.160 billion
Adjusted EBITDA	$351 million	$310 to $330 million
Free cash flow	$151 million	~$120 million

As previously disclosed, the Company’s free cash flow guidance does not reflect the impact of payments made pursuant to its settlement with the U.S. Securities & Exchange Commission or the potential securities class action lawsuit settlements described in the Company’s Form 8-K filed on May 18, 2018, both of which will impact the Company’s actual free cash flow for 2018. The potential securities class action lawsuit settlements remain subject to court approval.

Adjusted EBITDA and free cash flow are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to their most comparable measure calculated in accordance with GAAP is provided in the financial statement tables included at the end of this press release.

Conference Call and Webcast Information

Endurance International Group’s second quarter 2018 financial results teleconference and webcast is scheduled to begin at 8:00 a.m. EDT on Thursday, July 26, 2018. To participate on the live call, analysts and investors should dial (888) 734-0328 at least ten minutes prior to the call. Endurance International Group will also offer a live and archived webcast of the conference call, accessible from the Investor Relations section of the company’s website at http://ir.endurance.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we use adjusted EBITDA and free cash flow, which are non-GAAP financial measures, to evaluate the operating and financial performance of our business, identify trends affecting our business, develop projections and make strategic business decisions. A non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP or includes amounts that are excluded from the most directly comparable measure calculated and presented in accordance with GAAP.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. For example, adjusted EBITDA excludes interest expense, which has been and will continue to be for the foreseeable future a significant recurring expense in our business. The presentation of non-GAAP financial information is not meant to be considered in isolation from, or as a substitute for, the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the additional information about adjusted EBITDA and free cash flow shown below, including the reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net (loss) income, excluding the impact of interest expense (net), income tax expense (benefit), depreciation, amortization of other intangible assets, stock-based compensation, restructuring expenses, transaction expenses and charges, (gain) loss of unconsolidated entities, impairment of other long-lived assets, SEC investigations reserve (with respect to fiscal year and third quarter 2017), and shareholder litigation reserve. We view adjusted EBITDA as a performance measure and believe it helps investors evaluate and compare our core operating performance from period to period.

Free Cash Flow, or FCF, is a non-GAAP financial measure that we calculate as cash flow from operations less capital expenditures and capital lease obligations. We believe that FCF provides investors with an indicator of our ability to generate positive cash flows after meeting our obligations with regard to capital expenditures (including capital lease obligations).

Key Operating Metrics

Total Subscribers - We define total subscribers as the approximate number of subscribers that, as of the end of a period, are identified as subscribing directly to our products on a paid basis, excluding accounts that access our solutions via resellers or that purchase only domain names from us. Subscribers of more than one brand, and subscribers with more than one distinct billing relationship or subscription with us, are counted as separate subscribers. Total subscribers for a period reflects adjustments to add or subtract subscribers as we integrate acquisitions and/or are otherwise able to identify subscribers that meet, or do not meet, this definition of total subscribers. In the second quarter of 2018, these adjustments had a net negative impact of approximately 800 subscribers on our total subscriber count.

Average Revenue Per Subscriber (ARPS) - We calculate ARPS as the amount of revenue we recognize in a period, including marketing development funds and other revenue not received from subscribers, divided by the average of the number of total subscribers at the beginning of the period and at the end of the period, which we refer to as average subscribers for the period, divided by the number of months in the period. See definition of “Total Subscribers” above. ARPS does not represent an exact measure of the average amount a subscriber spends with us each month, since our calculation of ARPS is impacted by revenues generated by non-subscribers.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for fiscal year 2018, the anticipated results of our efforts to simplify our business, deliver increased customer value, and operate more effectively, and our expected financial and operational performance in general. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “believes,” “estimates,” “may,” “continue,” “positions,” “confident,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations, strategies or prospects will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the possibility that our financial guidance may differ from expectations; the possibility that our planned investment and operational initiatives will not result in the anticipated benefits to our business; the possibility that we will continue to experience decreases in our subscriber base; an adverse impact on our business from litigation or regulatory proceedings; an adverse impact on our business from our substantial indebtedness and the cost of servicing our debt; the rate of growth of the Small and Medium Business (“SMB”) market for our solutions; our inability to increase sales to our existing subscribers, or retain our existing subscribers; data breaches; system or Internet failures; our inability to maintain or improve our competitive position or market share; and other risks and uncertainties discussed in our filings with the SEC, including those set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2018 filed with the SEC on May 4, 2018 and other reports we file with the SEC.

We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group Holdings, Inc. (NASDAQ:EIGI) helps millions of small businesses worldwide with products and technology to enhance their online web presence, email marketing, business solutions, and more. The Endurance family of brands includes: Constant Contact, Bluehost, HostGator, Domain.com and SiteBuilder, among others. Headquartered in Burlington, Massachusetts, Endurance employs over 3,500 people across the United States, Brazil, India and the Netherlands. For more information, visit: www.endurance.com.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Constant Contact, the Constant Contact logo and other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Investor Contact:

Angela White

Endurance International Group

(781) 852-3450

ir@endurance.com

Press Contact:

Kristen Andrews

Endurance International Group

(781) 418-6716

press@endurance.com

Endurance International Group Holdings, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and per share amounts)

	December 31, 2017	June 30, 2018
Assets
Current assets:
Cash and cash equivalents	$66,493	$75,499
Restricted cash	2,625	1,670
Accounts receivable	15,945	12,085
Prepaid domain name registry fees	53,805	58,944
Prepaid commissions	—	41,842
Prepaid expenses and other current assets	29,327	30,328

Total current assets	168,195	220,368
Property and equipment—net	95,452	82,758
Goodwill	1,850,582	1,849,529
Other intangible assets—net	455,440	403,835
Deferred financing costs	3,189	3,099
Investments	15,267	15,266
Prepaid domain name registry fees, net of current portion	10,806	11,680
Prepaid commissions, net of current portion	—	42,034
Other assets	2,155	9,296

Total assets	$2,601,086	$2,637,865

Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities:
Accounts payable	$11,058	$7,871
Accrued expenses	79,991	74,033
Accrued interest	24,457	18,751
Deferred revenue	361,940	385,676
Current portion of notes payable	33,945	31,606
Current portion of capital lease obligations	7,630	7,427
Deferred consideration—short term	4,365	2,651
Other current liabilities	4,031	3,842

Total current liabilities	527,417	531,857
Long-term deferred revenue	90,972	96,828
Notes payable—long term, net of original issue discounts of $25,811 and $23,527 and deferred financing costs of $37,736 and $35,049, respectively	1,858,300	1,815,221
Capital lease obligations—long term	7,719	4,013
Deferred tax liability	19,696	29,897
Deferred consideration—long term	3,551	1,320
Other liabilities	10,426	10,970

Total liabilities	2,518,081	2,490,106

Stockholders’ equity:
Preferred Stock—par value $0.0001; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock—par value $0.0001; 500,000,000 shares authorized; 140,190,695 and 142,868,329 shares issued at December 31, 2017 and June 30, 2018, respectively; 140,190,695 and 142,867,992 outstanding at December 31, 2017 and June 30, 2018, respectively	14	14
Additional paid-in capital	931,033	946,122
Accumulated other comprehensive loss	(541)	(1,202)
Accumulated deficit	(847,501)	(797,175)

Total stockholders’ equity	83,005	147,759

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$2,601,086	$2,637,865

Endurance International Group Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
Revenue	$292,258	$287,770	$587,395	$579,126
Cost of revenue	146,583	130,746	295,332	264,652

Gross profit	145,675	157,024	292,063	314,474

Operating expense:
Sales and marketing	72,106	66,546	144,878	133,902
Engineering and development	20,149	21,959	40,511	41,876
General and administrative	40,580	30,744	79,660	69,519
Transaction expenses	193	—	773	—

Total operating expense	133,028	119,249	265,822	245,297

Income from operations	12,647	37,775	26,241	69,177

Other income (expense):
Interest income	185	227	303	431
Interest expense	(45,658)	(38,346)	(85,174)	(74,396)

Total other expense—net	(45,473)	(38,119)	(84,871)	(73,965)

Loss before income taxes and equity earnings of unconsolidated entities	(32,826)	(344)	(58,630)	(4,788)
Income tax expense (benefit)	2,628	1,650	8,402	4,267

(Loss) income before equity earnings of unconsolidated entities	(35,454)	(1,994)	(67,032)	(9,055)
Equity (income) loss of unconsolidated entities, net of tax	(39)	(25)	(39)	2

Net (loss) income	$(35,415)	$(1,969)	$(66,993)	$(9,057)

Net loss attributable to non-controlling interest	51	—	277	—
Excess accretion of non-controlling interest	3,663	—	7,247	—

Total net loss attributable to non-controlling interest	3,714	—	7,524	—

Net (loss) income attributable to Endurance International Group Holdings, Inc.	$(39,129)	$(1,969)	$(74,517)	$(9,057)

Comprehensive income (loss):
Foreign currency translation adjustments	1,228	(2,425)	1,914	(1,845)
Unrealized (loss) gain on cash flow hedge, net of taxes of $(192) and $45, and $(230) and $370 for the three months and six months ended June 30, 2017 and 2018, respectively	(176)	144	(392)	1,184

Total comprehensive (loss) income	$(38,077)	$(4,250)	$(72,995)	$(9,718)

Basic net (loss) income per share attributable to Endurance International Group Holdings, Inc.	$(0.29)	$(0.01)	$(0.55)	$(0.06)

Diluted net (loss) income per share attributable to Endurance International Group Holdings, Inc.	$(0.29)	$(0.01)	$(0.55)	$(0.06)

Weighted-average common shares used in computing net loss per share attributable to Endurance International Group Holdings, Inc.:

Basic	137,295,120	142,340,561	136,124,347	141,356,567

Diluted	137,295,120	142,340,561	136,124,347	141,356,567

Endurance International Group Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
Cash flows from operating activities:
Net (loss) income	$(35,415)	$(1,969)	$(66,993)	$(9,057)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	14,051	12,796	27,162	24,864
Amortization of other intangible assets	34,940	25,978	69,207	51,713
Amortization of deferred financing costs	1,786	1,092	3,530	2,986
Amortization of net present value of deferred consideration	187	123	377	251
Dividend from minority interest	50	—	50	—
Amortization of original issue discounts	886	1,068	1,732	2,126
Stock-based compensation	16,245	7,390	29,169	14,382
Deferred tax expense (benefit)	906	2,180	4,346	2,672
Loss (gain) on sale of assets	97	213	(128)	261
Loss (gain) of unconsolidated entities	(39)	(25)	(39)	2
Financing costs expensed	5,487	1,228	5,487	1,228
Loss on early extinguishment of debt	992	331	992	331
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,033)	1,292	1,359	3,740
Prepaid expenses and other current assets	4,374	(5,863)	(1,343)	(8,560)
Accounts payable and accrued expenses	4,463	(13,475)	(9,004)	(12,880)
Deferred revenue	771	(2,467)	16,518	8,193

Net cash provided by operating activities	48,748	29,892	82,422	82,252

Cash flows from investing activities:
Purchases of property and equipment	(10,037)	(8,127)	(19,295)	(13,381)
Proceeds from sale of assets	36	—	287	—
Purchases of intangible assets	(1,647)	—	(1,680)	—

Net cash used in investing activities	(11,648)	(8,127)	(20,688)	(13,381)

Cash flows from financing activities:
Proceeds from issuance of term loan and notes, net of original issue discounts	1,693,007	1,580,305	1,693,007	1,580,305
Repayments of term loans	(1,705,736)	(1,605,207)	(1,714,661)	(1,630,693)
Payment of financing costs	(5,968)	(1,295)	(6,060)	(1,295)
Payment of deferred consideration	(4,590)	(4,196)	(5,408)	(4,196)
Principal payments on capital lease obligations	(1,871)	(1,679)	(3,908)	(3,909)
Proceeds from exercise of stock options	504	431	1,132	456

Net cash used in financing activities	(24,654)	(31,641)	(35,898)	(59,332)

Net effect of exchange rate on cash and cash equivalents and restricted cash	(251)	(1,405)	2,076	(1,488)

Net increase (decrease) in cash and cash equivalents and restricted cash	12,195	(11,281)	27,912	8,051
Cash and cash equivalents and restricted cash:
Beginning of period	72,615	88,450	56,898	69,118

End of period	$84,810	$77,169	$84,810	$77,169

Supplemental cash flow information:
Interest paid	$33,576	$30,370	$80,122	$72,461
Income taxes paid	$1,507	$1,519	$2,459	$2,122

GAAP to Non-GAAP Reconciliation - Adjusted EBITDA

The following table presents a reconciliation of net income (loss) calculated in accordance with GAAP to adjusted EBITDA (all data in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
Net (loss) income	$(35,415)	$(1,969)	$(66,993)	$(9,057)
Interest expense, net(1)	45,473	38,119	84,871	73,965
Income tax expense (benefit)	2,628	1,650	8,402	4,267
Depreciation	14,051	12,796	27,162	24,864
Amortization of other intangible assets	34,940	25,978	69,207	51,713
Stock-based compensation	16,245	7,390	29,169	14,382
Restructuring expenses	4,468	1,295	10,095	2,824
Transaction expenses and charges	193	—	773	—
(Income) loss of unconsolidated entities	(39)	(25)	(39)	2
Impairment of other long-lived assets	—	—	—	—
Shareholder litigation reserve	—	(240)	—	8,260

Adjusted EBITDA	$82,544	$84,994	$162,647	$171,220

(1)	Interest expense includes impact of amortization of deferred financing costs, original issuance discounts and interest income.

GAAP to Non-GAAP Reconciliation – Free Cash Flow

The following table reflects the reconciliation of cash flow from operations to free cash flow (“FCF”) (all data in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
Cash flow from operations	$48,748	$29,892	$82,422	$82,252
Less:
Capital expenditures and capital lease obligations(1)	(11,908)	(9,806)	(23,203)	(17,290)

Free cash flow	$36,840	$20,086	$59,219	$64,962

(1)	Capital expenditures during the three and six months ended June 30, 2017 and 2018 includes $1.9 million and $1.7 million, and $3.9 million and $3.9 million, respectively, of principal payments under a three year capital lease for software. The remaining balance on the capital lease is $11.4 million as of June 30, 2018.

Average Revenue Per Subscriber - Calculation and Segment Detail

We present our financial results in the following three segments.

•	Web presence. The web presence segment consists primarily of our web hosting brands and related products such as website security, website design tools and services, and e-commerce products.

•	Email marketing. The email marketing segment consists of Constant Contact email marketing tools and related products and the SinglePlatform digital storefront product.

•	Domain. The domain segment consists of domain-focused brands and certain web hosting brands that are aligned with our domain-focused brands. This segment sells domain names and domain management services to resellers and end users, as well as premium domain names, and also generates advertising revenue from domain name parking.

The following table presents the calculation of ARPS, on a consolidated basis and by segment (all data in thousands, except ARPS data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
Consolidated revenue	$292,258	$287,770	$587,395	$579,126
Consolidated total subscribers	5,217	4,918	5,217	4,918
Consolidated average subscribers for the period	5,261	4,965	5,294	4,985
Consolidated ARPS	$18.52	$19.32	$18.49	$19.36
Web presence revenue	$160,122	$152,715	$324,131	$307,732
Web presence subscribers	4,041	3,737	4,041	3,737
Web presence average subscribers for the period	4,088	3,774	4,120	3,793
Web presence ARPS	$13.06	$13.49	$13.11	$13.52
Email marketing revenue	$99,086	$102,154	$196,875	$204,601
Email marketing subscribers(1)	530	504	530	504
Email marketing average subscribers for the period	534	511	537	512
Email marketing ARPS	$61.88	$66.60	$61.10	$66.64
Domain revenue	$33,050	$32,901	$66,389	$66,793
Domain subscribers	646	677	646	677
Domain average subscribers for the period	639	680	637	680
Domain ARPS	$17.23	$16.13	$17.36	$16.36

(1)	Total email marketing subscriber count for the three and six month periods ending June 30, 2018 was impacted by a loss of approximately 10,500 subscribers, which resulted from changes made to Constant Contact’s account cancellation policy. Excluding this impact, the total subscribers at period end would have been approximately 514,000.

The following table presents revenue, gross profit, and a reconciliation by segment of net income (loss) calculated in accordance with GAAP to adjusted EBITDA (all data in thousands):

	Three Months Ended June 30, 2017
	Web presence	Email marketing	Domain	Total
	Revised(2)
Revenue	$160,122	$99,086	$33,050	$292,258
Gross profit	$74,284	$63,123	$8,268	$145,675
Net (loss) income	$(27,805)	$(2,276)	$(5,334)	$(35,415)
Interest expense, net(1)	19,801	25,179	493	45,473
Income tax expense (benefit)	3,354	(1,367)	641	2,628
Depreciation	9,583	3,526	942	14,051
Amortization of other intangible assets	14,996	18,565	1,379	34,940
Stock-based compensation	12,723	1,900	1,622	16,245
Restructuring expenses	3,348	769	351	4,468
Transaction expenses and charges	—	193	—	193
(Gain) loss of unconsolidated entities	(39)	—	—	(39)
Impairment of other long-lived assets	—	—	—	—
SEC investigations reserve	—	—	—	—
Shareholder litigation reserve	—	—	—	—

Adjusted EBITDA	$35,961	$46,489	$94	$82,544

	Three Months Ended June 30, 2018
	Web presence	Email marketing	Domain	Total
Revenue	$152,715	$102,154	$32,901	$287,770
Gross profit	$75,702	$71,376	$9,946	$157,024
Net (loss) income	$(8,243)	$9,481	$(3,207)	$(1,969)
Interest expense, net(1)	18,385	17,329	2,405	38,119
Income tax expense (benefit)	870	581	199	1,650
Depreciation	8,391	3,406	999	12,796
Amortization of other intangible assets	11,863	13,239	876	25,978
Stock-based compensation	5,424	1,288	678	7,390
Restructuring expenses	788	420	87	1,295
Transaction expenses and charges	—	—	—	—
(Gain) loss of unconsolidated entities	(25)	—	—	(25)
Impairment of other long-lived assets	—	—	—	—
SEC investigations reserve	—	—	—	—
Shareholder litigation reserve	(197)	—	(43)	(240)

Adjusted EBITDA	$37,256	$45,744	$1,994	$84,994

	Six Months Ended June 30, 2017
	Web presence	Email marketing	Domain	Total
	Revised(2)
Revenue	$324,131	$196,875	$66,389	$587,395
Gross profit	$152,154	$122,895	$17,014	$292,063
Net (loss) income	$(46,823)	$(10,228)	$(9,942)	$(66,993)
Interest expense, net(1)	36,191	47,698	982	84,871
Income tax expense (benefit)	11,847	(6,144)	2,699	8,402
Depreciation	18,002	7,399	1,761	27,162
Amortization of other intangible assets	29,547	36,927	2,733	69,207
Stock-based compensation	22,513	3,724	2,932	29,169
Restructuring expenses	5,476	4,061	558	10,095
Transaction expenses and charges	—	773	—	773
(Gain) loss of unconsolidated entities	(39)	—	—	(39)
Impairment of other long-lived assets	—	—	—	—
SEC investigations reserve	—	—	—	—
Shareholder litigation reserve	—	—	—	—

Adjusted EBITDA	$76,714	$84,210	$1,723	$162,647

	Six Months Ended June 30, 2018
	Web presence	Email marketing	Domain	Total
Revenue	$307,732	$204,601	$66,793	$579,126
Gross profit	$150,075	$143,553	$20,846	$314,474
Net (loss) income	$(25,351)	$24,610	$(8,316)	$(9,057)
Interest expense, net(1)	35,371	33,738	4,856	73,965
Income tax expense (benefit)	7,191	(5,026)	2,102	4,267
Depreciation	16,368	6,552	1,944	24,864
Amortization of other intangible assets	23,871	26,332	1,510	51,713
Stock-based compensation	10,497	2,696	1,189	14,382
Restructuring expenses	1,600	582	642	2,824
Transaction expenses and charges	—	—	—	—
Loss of unconsolidated entities	2	—	—	2
Impairment of other long-lived assets	—	—	—	—
SEC investigations reserve	—	—	—	—
Shareholder litigation reserve	5,548	1,500	1,212	8,260

Adjusted EBITDA	$75,097	$90,984	$5,139	$171,220

(1)	Interest expense includes impact of amortization of deferred financing costs, original issuance discounts and interest income.
(2)	As disclosed in the first quarter of 2018, we revised the allocation of our 2017 adjusted EBITDA between our web presence and domain segment to correct a misallocation of domain registration costs in our previously reported segment figures. This correction resulted in the reallocation of adjusted EBITDA from the domain segment to the web presence segment of $1.8 million and $3.0 million for the three and six months ending June 30, 2017, respectively. Consolidated adjusted EBITDA figures for these periods were not affected by this correction.

GAAP to Non-GAAP Reconciliation of Fiscal Year 2018 Guidance (as of July 26, 2018) - Adjusted EBITDA

The following table reflects the reconciliation of fiscal year 2018 estimated net loss calculated in accordance with GAAP to fiscal year 2018 guidance for adjusted EBITDA. All figures shown are approximate.

($ in millions)	Twelve Months Ending December 31, 2018
Estimated net loss	$(35)	$(21)
Estimated interest expense (net)	149	150
Estimated income tax expense (benefit)	5	6
Estimated depreciation	50	50
Estimated amortization of acquired intangible assets	100	100
Estimated stock-based compensation	30	32
Estimated restructuring expenses	3	5
Estimated transaction expenses and charges	—	—
Estimated (gain) loss of unconsolidated entities	—	—
Estimated impairment of other long-lived assets	—	—
Estimated shareholder litigation reserve	8.25	8.25

Adjusted EBITDA guidance	$310	$330

GAAP to Non-GAAP Reconciliation of Fiscal Year 2018 Guidance (as of July 26, 2018) - Free Cash Flow

The following table reflects the reconciliation of fiscal year 2018 estimated cash flow from operations calculated in accordance with GAAP to fiscal year 2018 guidance for free cash flow. All figures shown are approximate.

($ in millions)	Twelve Months Ending December 31, 2018
Estimated cash flow from operations	$178
Estimated capital expenditures and capital lease obligations	(58)

Free cash flow guidance	$120